Exhibit 21.1

Subsidiaries of Ryan Specialty Group Holdings, Inc.

Name	Jurisdiction

Ryan Specialty Group, LLC	Delaware

Ryan Investment Holdings, LLC	Delaware

Geneva Re Partners, LLC	Delaware

International Facilities Insurance Services, Inc.	California

Trident Marine Managers, LLC	Texas

All Risks Specialty, LLC	Maryland

All Risks, LLC	Maryland

Independent Claim Services, LLC	Maryland

RSG Platform, LLC	Delaware

Stetson Insurance Funding, LLC	Delaware

Ryan Services Group, LLC	Delaware

RSG Group Program Administrator, LLC	Delaware

Ryan Specialty Group Services, LLC	Delaware

RSG Underwriting Managers, LLC

(d/b/a RSG Insurance Services, LLC)

(series: Concord Specialty Risk; CorPro Underwriting Managers; CorRisk Solutions; EmergIn Risk; International Specialty Insurance; Interstate Insurance Management; Irwin Siegel Agency; Life Science Risk; Power Energy Risk (PERSE); RSG StartPoint Executive Risks US; RSG Transactional Risks US; SafeWaters Underwriting Managers; Sapphire Blue; SUITELIFE Underwriting Managers; Technical Risk Underwriters; Trident Marine Managers; Windward Specialty; WKFC Underwriting Managers)

Delaware

Ryan Re Underwriting Managers, LLC	Delaware

Ryan Specialty Group Europe Limited	United Kingdom

Jubilee Group Holdings Limited	United Kingdom

RSG Europe Service Centre Limited	United Kingdom

RSG Europe Service Centre Limited, Swedish Branch	Sweden

Ryan Specialty Group Denmark A/S (d/b/a PERse EEA)	Denmark

RSG Underwriting Managers Europe Limited (d/b/a Emergin Risk; Lodestar Marine; RSG Transactional Risks Europe; StartPoint Executive Risks; PERse International; RSG LifeScienceRisk International)	United Kingdom

Ryan Specialty Group Spain Agencia de Suscripcion, SL	Spain

Hunter George & Partners Limited	United Kingdom

Ryan Specialty Group Sweden AB (d/b/a Emergin Risk EEA; StartPoint Executive Risk EEA; RSG Transactional Risks EEA; LifeScienceRisk EEA)	Sweden

RSG Construction and Specialty AB	Sweden

Ryan Specialty Group Sweden AB, UK Branch	United Kingdon

Ryan Specialty Group Sweden AB, Spanish Branch (d/b/a RSG Transactional Risks EEA)	Spain

Concord Specialty Risk of Canada, LLC	Delaware

Capital Bay Underwriting Managers, LLC	Delaware

Global Special Risks, LLC	Texas

JEM Underwriting Managers, LLC	Delaware

RSG Insurance Services of Canada Limited (d/b/a Global Special Risks; PERSE Power Energy Risk; R-T Specialty; Sapphire Blue; Technical Risk Underwriters; Trident Marine Managers; WKFC Underwriting Managers)	Canada

Smooth Waters, LLC	Delaware

Payment Outlets, LLC	Georgia

RSG Alternative Capital OPCO, LLC	Delaware

RSG U.S. Acquisition Holdco, LLC	Delaware

RSG Specialist Broking Insurance Service OPCO, LLC	Delaware

Safe Waters Of Latin America, LLC	Delaware

RSG Underwriting Managers México S.A. de C.V.	Mexico

RSG (2) LIMITED	United Kingdom

3